SELLERS & ANDERSEN, L.L.C.
Certified Public Accountants and Business
Consultants
Member SEC Practice Sections of the AICPA

                                                  941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098


                                                     March 3, 2004

United States
Securities and Exchange Commission
Washington, D. C. 20549


RE: Oranco, Inc 000-30695


We have reviewed Item 4, Changes in Registrants Certifying Accountant in the Form 8-K to be filed with the Securities and Exchange Commission. We agree with the information included therein.



         S/ Sellers & Andersen LLC
         SELLERS & ANDERSEN, L.L.C.